EXECUTION COPY



                      LONG-TERM REVOLVING CREDIT AGREEMENT

                          dated as of December 16, 2005


                                      among


                              CONAGRA FOODS, INC.,


                   The Banks That Have Signed This Agreement,


               JPMORGAN CHASE BANK, N.A., as Administrative Agent,


                BANK OF AMERICA, N.A., as Syndication Agent, and


                         CITIBANK, N.A., BNP PARIBAS and


               MERRILL LYNCH BANK USA, as Co-Documentation Agents


        J.P. MORGAN SECURITIES INC., and BANC OF AMERICA SECURITIES LLC,

                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                            Page


1.   DEFINITIONS..............................................................1

2.   TERMS....................................................................9

     2.1.    Syndicated Loans.................................................9

             2.1.1.  Commitment to Make Syndicated Loans......................9

             2.1.2.  Revolving Credit...................... ..................9

             2.1.3.  Payments.................................................9

     2.2.    Syndicated Loan Borrowings.......................................9

             2.2.1.   Company Notice.. .......................................9

             2.2.2.   Funding.................................................9

     2.3.    Bank Records of Loans and Payments..............................10

     2.4.    Fees, Removal of Banks and Changes of Commitments...............10

             2.4.1.   Facility Fee...........................................10

             2.4.2.   Banks..................................................10

             2.4.3.   Commitments............................................10

             2.4.4.   Consents...............................................10

             2.4.5.   Notice.................................................11

     2.5.    Determination of Applicable Margin and Applicable
             Facility Fee Rate...............................................11

     2.6.    Interest Rates and Selection of Eurodollar Rates................12

     2.7.    Restrictions on Syndicated Loans, Interest Periods
             and Conversion..................................................12

     2.8.    Interest Basis and Payment Dates................................12

     2.9.    Payments........................................................13

             2.9.1.   Payment to Administrative Agent........................13

             2.9.2.   Application of Payments................................13

             2.9.3.   Payment to Banks.......................................13

             2.9.4.   Extension for Business Day.............................13

     2.10.   Applicable Lending Installations................................13

     2.11.   Failure to Pay or Borrow on Certain Dates.......................14

     2.12.   Taxes...........................................................14

             2.12.1.  Certification..........................................14

             2.12.2.  Change of Law..........................................14

             2.12.3.  Withholding............................................15

             2.12.4.  Indemnity..............................................15

             2.12.5.  Notice to Company......................................15

             2.12.6.  Notice of Withholding..................................15

             2.12.7.  Timely Payment.........................................16

             2.12.8.  Mitigation.............................................16

     2.13.   Increased Costs.................................................16

             2.13.1.  Change of Law..........................................16

             2.13.2.  Notice.................................................17

     2.14.   Availability of Interest Rate...................................17

     2.15.   Bank Certificates; Survival of Indemnity........................18

     2.16.   Telephonic Notices..............................................18

     2.17.   Mitigation of Additional Costs or Adverse Circumstances.........18

     2.18.   Extension of Termination Date...................................18

     2.19.   Pro Rata Treatment..............................................19

             2.19.1.  Borrowings, Fees, Etc..................................19

             2.19.2.  Payment of Principal and Interest......................19

     2.20.   Non-Receipt of Funds by the Administrative Agent................20

     2.21.   Illegality......................................................20

     2.22.   Bid Option......................................................20

             2.22.1.  Bid Option; Repayment and Effect of Bid Absolute
                      Rate Loans.............................................20

             2.22.2.  Bid Quote Request......................................20

             2.22.3.  Invitation for Bid Quotes..............................21

             2.22.4.  Submission and Contents of Bid Quotes..................21

             2.22.5.  Notice to the Company..................................23

             2.22.6.  Acceptance and Notice by the Company...................23

             2.22.7.  Allocation by the Administrative Agent.................23

     2.23.   Increase of Commitments.........................................24

3.   PREPAYMENT..............................................................24
     3.1.    Generally.......................................................24

4.   REPRESENTATIONS AND WARRANTIES..........................................25
     4.1.    Corporate Existence and Standing................................25

     4.2.    Authorization and Validity......................................25

     4.3.    Compliance with Laws and Contracts..............................25

     4.4.    Financial Statements............................................25

             4.4.1.   Audited................................................25

             4.4.2.   No Material Adverse Change.............................25

     4.5.    Taxes...........................................................26

     4.6.    Litigation......................................................26

     4.7.    Pension Reform Act of 1974......................................26

     4.8.    Defaults........................................................26

     4.9.    Accuracy of Information.........................................26

     4.10.   Regulation U....................................................26

     4.11.   Legal Authority.................................................26

5.   AFFIRMATIVE COVENANTS...................................................26
     5.1.    Financial Statements, Reports, Returns and Other
             Financial Data..................................................26

             5.1.1.   Quarterly Financial Statements.........................27

             5.1.2.   Annual Financial Statements............................27

             5.1.3.   Stockholder and Governmental Reports...................27

     5.2.    Officer's Certificate...........................................27

     5.3.    Sale and Lease-Back.............................................27

6.   NEGATIVE COVENANTS......................................................28
     6.1.    Funded Debt.....................................................28

     6.2.    Consolidation, Merger, Sale or Conveyance.......................28

     6.3.    Fixed Charge Coverage...........................................29

     6.4.    Liens...........................................................29

7.   EVENTS OF DEFAULT AND REMEDIES..........................................29
     7.1.    Events of Default...............................................29

             7.1.1.   Failure to Pay Principal of Notes......................29

             7.1.2.   Failure to Pay Interest on Notes or Fees...............29

             7.1.3.   Default Under Other Obligations........................29

             7.1.4.   Breach of Representation...............................29

             7.1.5.   Failure to Perform Negative Covenants..................29

             7.1.6.   Failure to Perform Other Terms and Conditions..........30

             7.1.7.   Assignment For Benefit of Creditors and Insolvency.....30

             7.1.8.   Order for Relief.......................................30

             7.1.9.   Voluntary Receiver or Bankruptcy.......................30

             7.1.10.  Involuntary Receiver or Bankruptcy.....................30

             7.1.11.  Involuntary Order for Relief...........................30

             7.1.12.  Unsatisfied Judgment...................................30

     7.2.    Rights and Duties After Default.................................30

             7.2.1.   Acceleration...........................................30

             7.2.2.   Interest Rate After Acceleration.......................31

8.   WAIVERS, AMENDMENTS AND REMEDIES........................................31
     8.1.    Waivers and Remedies............................................31

     8.2.    Amendments......................................................31

9.   CONDITIONS PRECEDENT TO CLOSING.........................................32

10.  GENERAL PROVISIONS......................................................33
     10.1.   Benefit of Agreement............................................33

             10.1.1.  Assignments............................................33

             10.1.2.  [Intentionally Omitted]................................33

             10.1.3.  Effect of Assignments..................................33

             10.1.4.  Participations.........................................34

             10.1.5.  General Restrictions...................................34

             10.1.6.  Federal Reserve Bank...................................35

     10.2.   Survival of Representations.....................................35

     10.3.   Governmental Regulation.........................................35

     10.4.   Taxes...........................................................35

     10.5.   Choice of Law...................................................35

     10.6.   Headings........................................................35

     10.7.   Entire Agreement................................................35

     10.8.   Several Obligations.............................................35

     10.9.   Expenses........................................................35

     10.10.  Numbers of Documents............................................36

     10.11.  Severability....................................................36

     10.12.  Accounting......................................................36

     10.13.  Confidentiality.................................................36

     10.14.  USA PATRIOT Act.................................................36

11.  THE AGENTS..............................................................36
     11.1.   Appointment and Powers..........................................36

     11.2.   Powers..........................................................37

     11.3.   General Immunity................................................37

     11.4.   No Responsibility for Loans, Recitals, Etc......................37

     11.5.   Right to Indemnity..............................................37

     11.6.   Action on Instructions of Banks.................................37

     11.7.   Employment of Agents and Counsel................................37

     11.8.   Reliance on Documents; Counsel..................................37

     11.9.   May Treat Payee as Owner........................................38

     11.10.  Administrative Agent's Reimbursement............................38

     11.11.  Rights as a Bank................................................38

     11.12.  Bank Credit Decision............................................38

     11.13.  Resignation or Removal of Administrative Agent..................38

     11.14.  Syndication Agent and Co-Documentation Agents...................39

12.  SETOFF..................................................................39

13.  NOTICES.................................................................39
     13.1.    Giving Notice..................................................39

14.  COUNTERPARTS............................................................39

                             EXHIBITS AND SCHEDULES


SCHEDULE 1            -        Banks, Commitments and Notice Information

EXHIBIT A             -        Form of Note

EXHIBIT B             -        Sample Confirmation Letter

EXHIBIT C             -        Form of Section 2.12 Certificate

EXHIBIT D             -        Form of Opinion of Counsel for the Company

EXHIBIT E             -        Form of Bid Note

EXHIBIT F             -        Form of Bid Quote

EXHIBIT G             -        Form of Bid Quote Request

EXHIBIT H             -        Form of Invitation for Bid Quotes

EXHIBIT I             -        Form of Request for Extension

EXHIBIT J             -        Form of Acceptance of Request for Extension

EXHIBIT K             -        Form of Consent to Additional or Increasing Bank

EXHIBIT L             -        Form of Assignment and Assumption

                               CONAGRA FOODS, INC.

                      LONG-TERM REVOLVING CREDIT AGREEMENT

                          Dated as of December 16, 2005


                  This Long-Term Revolving Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time hereafter, the "Agreement") is entered into by and among ConAgra Foods, Inc., a Delaware corporation (the "Company"), the banks that have signed this Agreement (the "Banks"), JPMorgan Chase Bank, N.A. ("JPMCB"), as administrative agent for such banks (the "Administrative Agent"), Bank of America, N.A. ("BofA"), as syndication agent (the "Syndication Agent"), Citibank, N.A., BNP Paribas and Merrill Lynch Bank USA as Co-Documentation Agents and J.P. Morgan Securities Inc. ("JPMorgan") and Banc of America Securities LLC ("BAS"), as joint lead arrangers and joint bookrunners (the "Arrangers").

         WHEREAS, the Company wishes to obtain certain long-term financing from the Banks, the Administrative Agent and the Syndication Agent;

         WHEREAS, the Banks, the Administrative Agent and the Syndication Agent are willing to extend long-term financing to the Company on the terms and conditions set forth herein;

         NOW THEREFORE, the Company, the Banks, the Administrative Agent and the Syndication Agent agree as follows:

                                1. DEFINITIONS.

                  As used in this Agreement,

                  "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Banks pursuant to Section 11, and not in its individual capacity as a Bank, together with its successors and permitted assigns.

                  "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Long-Term Revolving Credit Agreement, as it may be amended or modified from time to time.

                  "Alternate Base Rate" means, from time to time, the greater of
(i) the Prime Rate and (ii) the Federal Funds Rate in effect from time to time plus 1/2% per annum.

                  "Alternate Base Rate Loan" means that portion of any Loan at the time the Alternate Base Rate is applicable thereto.

                  "Applicable Facility Fee Rate" has the meaning given thereto in Section 2.5 hereof.

                  "Applicable Lending Installation" means any office or branch of any Bank or the Administrative Agent.

                  "Applicable Margin" has the meaning given thereto in Section
2.5 hereof.

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

                  "Arrangers" means J.P. Morgan Securities Inc. and Banc of America Securities LLC in their capacities as joint lead arrangers and joint bookrunners.

                  "Authorized Officer" means any of the Chief Executive Officer, the Chief Financial Officer, the Controller, the Treasurer, any Assistant Treasurer or any employee of the Company designated in writing to the Banks by any of the foregoing.

                  "Banks" means the banks listed on Schedule 1 hereto and any Person that becomes a Bank pursuant to this Agreement and their respective successors and permitted assigns.

                  "Base Eurodollar Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Base Eurodollar Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Bid Absolute Rate" means, with respect to a Bid Absolute Rate Loan made by a relevant Bank for the relevant Bid Interest Period, the rate of interest per annum (rounded to the nearest 1/100th of 1%) offered by such Bank and accepted by the Company pursuant to Section 2.22.6.

                  "Bid Absolute Rate Loan" means that portion of any Loan at the time the Bid Absolute Rate is applicable thereto.

                  "Bid Interest Period" means, with respect to a Bid Absolute Rate Loan, a period of not less than 30 and not more than 270 days commencing on a Business Day selected by the Company in the relevant Bid Quote Request pursuant to Section 2.22.2. If such Bid Interest Period would end on a day which is not a Business Day, such Bid Interest Period shall end on the next succeeding Business Day.

                  "Bid Note" means a promissory note in substantially the form of Exhibit E hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Company and payable to the order of a Bank, including any amendment, modification, renewal or replacement of such promissory note.

                  "Bid Quote" means a Bid Quote substantially in the form of Exhibit F hereto completed and delivered by a Bank to the Administrative Agent pursuant to Section 2.22.4.

                  "Bid Quote Request" means a Bid Quote Request substantially in the form of Exhibit G hereto completed and delivered by the Company to the Administrative Agent pursuant to Section 2.22.2.

                  "Bid Rate Auction" means a solicitation of Bid Quotes pursuant to Section 2.22.

                  "Board" means the Board of Governors of the Federal Reserve Systems of the United States.

                  "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Notice" means a written, telex, telecopy or telephonic notice by the Company to the Administrative Agent specifying (i) the Effective Date of making a Syndicated Loan, (ii) the amounts of, and Rate Options applicable to, the Syndicated Loans requested and (iii) the duration of the Eurodollar Interest Period applicable to each Eurodollar Loan requested.

                  "Business Day" means (i) with respect to borrowing, payment or rate selection of Eurodollar Loans, a day on which banks are open for business in Chicago, New York and Omaha and on which dealings in U.S. Dollars are carried on in the London interbank market and (ii) with respect to borrowing, payment or rate selection of Alternate Base Rate Loans and Bid Absolute Rate Loans or with respect to a reduction of the Commitments, a day on which banks are open for business in Chicago, New York and Omaha.

                  "Co-Documentation Agents" means Citibank, N.A., BNP Paribas and Merrill Lynch Bank USA in their capacity as Co-Documentation Agents for the Banks pursuant to this Agreement.

                  "Commitments" means the aggregate of the amounts set forth opposite each Bank's name on Schedule 1 hereto, as such amounts are reduced or increased from time to time pursuant to Section 2.4, 2.12.2, 2.17, 2.21, 2.23 or 7.2, and "Commitment" means any one amount set forth opposite each Bank's name on Schedule 1 as so reduced or increased.

                  "Company" means ConAgra Foods, Inc., a Delaware corporation, together with its successors and permitted assigns.

                  "Consolidated Capital Base" means the sum of (i) Consolidated Funded Debt, (ii) consolidated deferred taxes of the Company and its Subsidiaries, plus (iii) consolidated stockholders' equity of the Company and its Subsidiaries, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; provided, however, that in determining consolidated stockholders' equity, any contra account of up to $350,000,000 established for purposes of an employee stock ownership plan or the Company's Employee Equity Fund (EEF) shall be disregarded and shall not be considered a reduction of stockholders' equity.

                  "Consolidated Funded Debt" means the sum of (i) any obligation for borrowed money, which under Generally Accepted Accounting Principles is shown on the consolidated balance sheet of the Company and its Subsidiaries as a non-current liability plus (ii) an amount equal to 60% of the principal amount payable by the Company or any Subsidiary pursuant to any guaranty by the Company or any Subsidiary of "Third Party Debt" upon the happening of every contingency to the enforcement of such guaranty. For purposes hereof, "Third Party Debt" shall mean debt of any Person (other than the Company or any Subsidiary) for borrowed money that (i) pursuant to Generally Accepted Accounting Principles, is classified as a non-current liability, and (ii) the repayment of which is guaranteed by the Company or any Subsidiary.

                  "Effective Date" means any Business Day designated by the Company in a Borrowing Notice, Bid Quote Request, Rate Selection Notice or Prepayment Notice as the date such borrowing, rate selection or prepayment, as the case may be, shall become effective.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Interest Period" means, with respect to a Eurodollar Loan, a period of 1, 2, 3 or 6 months commencing on a Business Day and selected by the Company in its Borrowing Notice or Rate Selection Notice. If any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month such Eurodollar Interest Period shall end on the immediately preceding Business Day.

                  "Eurodollar Loan" means that portion of any Syndicated Loan at the time the Eurodollar Rate is applicable thereto.

                  "Eurodollar Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (i) (a) the Base Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus (ii) the Applicable Margin.

                  "Event of Default" shall mean any of the events specified in
Section 7, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

                  "Extraordinary Item" means extraordinary items and cumulative effect of changes in accounting principles that are non-cash as those items are accounted for pursuant to Generally Accepted Accounting Principles, and in addition, any other non-recurring and/or non-operating charges or credits up to a maximum amount from May 27, 1996 to the Termination Date of 20% of Company's consolidated stockholders' equity as of the quarter ended immediately preceding the last to occur of such charge or credit.

                  "Facility Fee" has the meaning set forth in Section 2.4.1 herein.

                  "Federal Funds Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fitch" means Fitch Ratings Ltd., together with its successors and assigns.

                  "Fixed Charges" means, for any period, on a consolidated basis for the Company and its Subsidiaries, net interest expense plus non-cancelable lease rental payments payable during such period.

                  "Fixed Rate" means a rate per annum equal to either the Bid Absolute Rate or the Eurodollar Rate.

                  "Fixed Rate Loan" means a Eurodollar Loan or a Bid Absolute Rate Loan.

                  "Generally Accepted Accounting Principles" means generally accepted accounting principles in effect from time to time.

                  "Indenture" means that certain Indenture dated as of October 8, 1990 between the Company and JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan Bank), as trustee, as in effect on the date hereof.

                  "Interest Period" means a Bid Interest Period or a Eurodollar Interest Period.

                  "Invitation for Bid Quotes" means an Invitation for Bid Quotes substantially in the form of Exhibit H hereto completed and delivered by the Administrative Agent to the Banks in accordance with Section 2.22.3.

                  "JPMCB" means JPMorgan Chase Bank, N.A., in its individual capacity, together with its successors and permitted assigns.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                  "Loan" means any loan made under this Agreement.

                  "Loan Closing Date" means a Revolving Credit Loan Closing Date or a date a Bid Absolute Rate Loan is made.

                  "Loan Documents" means the Agreement and the Notes.

                  "Material Subsidiary" means a Subsidiary that has total assets, determined in accordance with Generally Accepted Accounting Principles, in excess of 20% of the Company's total consolidated assets, determined in accordance with Generally Accepted Accounting Principles.

                  "Minimum Notice Period" means a period commencing no later than 10:00 a.m. Chicago time (i) on the Effective Date of an Alternate Base Rate borrowing or rate selection and (ii) three Business Days prior to the Effective Date of a Eurodollar Rate borrowing, payment or rate selection.

                  "Moody's" means Moody's Investors Service, Inc., together with its successors and assigns.

                  "Non-U.S. Bank" means a Bank that is not incorporated under the laws of the United States of America or a state thereof.

                  "Notes" means collectively the Syndicated Notes and the Bid Notes and "Note" means any one of such Notes.

                  "Obligations" means all unpaid principal and interest under the Notes, facility fees and all other obligations of the Company or any Subsidiary to the Banks or to any Bank or to the Administrative Agent or the Syndication Agent arising under the Loan Documents.

                  "Officer's Certificate" shall mean a certificate signed in the name of the Company by any Authorized Officer.

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization and a government, domestic or foreign, or any department or agency or political subdivision thereof.

                  "Potential Default" means an event which but for the lapse of time, the giving of notice or the happening of any further condition, event or act would constitute an Event of Default.

                  "Prepayment Notice" means a written, telex, telecopy or telephonic notice by the Company to the Administrative Agent pursuant to Section 3 specifying the amount of principal to be prepaid and the Effective Date of such prepayment.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Prior Agreement" means that certain Long-Term Revolving Credit Agreement dated as of May 22, 2002 by and among the Company, certain financial institutions from time to time parties thereto as Banks and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) as Administrative Agent.

                  "Profit Before Taxes and Extraordinary Items" means on a consolidated basis for any fiscal period of the Company, earnings of the Company and its Subsidiaries (exclusive of Extraordinary Items) before provision for taxes in respect of, or measured by, income or excess profits for such period.

                  "Pro Rata" means, for any Bank, (i) prior to the applicable Termination Date, that percentage which is equal to the proportion that such Bank's Commitment bears to the sum of all the then outstanding Commitments of all of the Banks and (ii) after the applicable Termination Date, that percentage which is equal to the proportion that the principal amount of such Bank's outstanding Loans bears to the principal amount of the sum of all the then outstanding Loans of all of the Banks.

                  "Rate Option" means the Eurodollar Rate or the Alternate Base Rate.

                  "Rate Selection Notice" means a written, telex or telephonic notice by the Company to the Administrative Agent specifying (i) the principal amount of the outstanding Syndicated Loans that shall be governed by each Eurodollar Rate, if any, (ii) the Eurodollar Interest Period applicable to each such Eurodollar Loan and (iii) the Effective Date of each such Eurodollar Rate selection.

                  "Regulation D" means Regulation D of the Board (as modified) and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Regulation U" means Regulation U of the Board (as modified) and shall include any successor or other regulation or official interpretation of said Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                  "Required Banks" means, (i) prior to the Termination Date, Banks in the aggregate having outstanding Commitments greater than 50% of the sum of the Commitments and (ii) on and after the Termination Date, Banks having in the aggregate greater than 50% of the outstanding Loans.

                  "Revolving Credit Loan Closing Date" means any Business Day on which the Administrative Agent has actually received within the applicable Minimum Notice Period prior notice from the Company for a Syndicated Loan, specifying such date and requesting the amount to be borrowed thereon and on which the applicable conditions set forth in Section 9 hereof are satisfied.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., together with its successors and assigns.

                  "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means any corporation whose accounts are consolidated with the accounts of the Company in accordance with the Generally Accepted Accounting Principles for purposes of preparing the financial statements referred to in Section 5.1.

                  "Syndicated Loan" means a Loan made pursuant to Section 2.1.1 hereof.

                  "Syndicated Note" means a promissory note in substantially the form of Exhibit A hereto, dated the date hereof, duly executed and delivered to the Administrative Agent by the Company and payable to the order of a Bank in the amount of its Commitment.

                  "Syndication Agent" means Bank of America, N.A., in its capacity as syndication agent for the Banks pursuant to this Agreement.

                  "Termination Date" means, with respect to a Bank, the earlier of December 16, 2010 or the date, if any, on which such Bank's Commitment is reduced to zero or terminated pursuant to this Agreement.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Alternate Base Rate.

                  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   2. TERMS.

     2.1. Syndicated Loans.

          2.1.1. Commitment to Make Syndicated Loans. Each Bank severally agrees to make, at the option of the Company, Syndicated Loans to the Company from time to time from the date hereof to the Termination Date on the Effective Dates specified in Borrowing Notices received by the Administrative Agent not less than the Minimum Notice Period prior to such Effective Date; provided, however, the Banks shall not be obligated to make any Syndicated Loan under this Section 2.1.1 to the extent that the sum of the outstanding principal amount of all Syndicated Loans and all Bid Absolute Rate Loans would exceed the amount of the then applicable Commitments of all the Banks and provided further, no Bank shall be obligated to make any Syndicated Loan to the extent that immediately after the making of any such Syndicated Loan such Bank's Pro Rata share of the outstanding Syndicated Loans under this Section 2.1.1 would exceed such Bank's Commitment. Each such Syndicated Loan shall be evidenced by a Note payable to the order of such Bank in the form of Exhibit A and/or E, as applicable. Syndicated Loans will be made available subject to the conditions set forth in Section 9.2.

          2.1.2. Revolving Credit. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Loans prior to the Termination Date. Each Bank's Commitment shall expire on its Termination Date.

          2.1.3. Payments. Any Loans outstanding on a Bank's Termination Date shall be paid in full on such date unless prepaid prior to such date in accordance with the terms of this Agreement.

     2.2. Syndicated Loan Borrowings.

          2.2.1. Company Notice. The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice (within the applicable Minimum Notice Period) of each borrowing hereunder, stating the aggregate amount of the Syndicated Loans requested under Section 2.1, the Effective Date of the Syndicated Loans, the Interest Period applicable thereto, and specifying whether such borrowing shall consist of Alternate Base Rate Loans or Eurodollar Loans and the respective aggregate amounts of the Syndicated Loans of each type.

          2.2.2. Funding. Not later than noon Chicago time on the Effective Date for each borrowing under Section 2.1, each Bank shall make available to the Administrative Agent the Pro Rata amount of the Syndicated Loan to be made by it on such date, to an account maintained by the Administrative Agent with JPMCB, in immediately available funds, for the account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with JPMCB, or such other account, in either case as specified in writing by an Authorized Officer (or in such other manner as may be specified by the Company and is reasonably acceptable to the Administrative Agent).

     2.3. Bank Records of Loans and Payments. Each Bank is hereby authorized to record the principal amount of each Syndicated Loan made under Section 2.1 and each repayment of any such Syndicated Loan on the schedule attached to its Syndicated Note; however, failure to do so shall not affect the Company's obligations thereunder.

     2.4. Fees, Removal of Banks and Changes of Commitments.

          2.4.1. Facility Fee. The Company agrees to pay to the Administrative Agent for the account of each Bank a facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate on such Bank's average daily Commitment (without regard to usage) from the date hereof to and including the Termination Date, payable in arrears on the first day of each March, June, September, and December to occur during the term of this Agreement and on the Termination Date, with the first such payment to occur on March 1, 2006.

          2.4.2. Banks. Subject to the provisions of Section 2.4.4 and in accordance with Section 2.23, so long as no Potential Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may, from time to time with the consent of the Administrative Agent, add additional banks as parties to this Agreement. Unless the Company otherwise reduces the Commitments in accordance with the terms hereof or removes a Bank pursuant to the terms hereof, the addition of any new bank shall increase the aggregate Commitments; provided, however, that the aggregate Commitments shall at no time exceed $2,000,000,000. Any such new bank shall execute a consent in substantially the form attached hereto as Exhibit K, which executed consent shall be provided by the Company to the Administrative Agent. In addition, the Company may, from time to time, remove any Bank from Schedule 1 by written notice to each Bank and the Administrative Agent, so long as the Company has satisfied all Obligations to such removed Bank as of the effective date of such removal. Upon such removal, the removed Bank shall no longer be deemed to be a party to the Agreement and shall cease to have any rights or obligations pursuant hereto except it shall continue to be entitled to the indemnities set forth in Sections 2.12.4 and 2.15.

          2.4.3. Commitments. The Company may permanently reduce the aggregate Commitments in whole or in part in multiples of $25,000,000, without penalty, upon at least three Business Days written notice to the Administrative Agent, which shall specify the amount of any such reduction, provided, however, that the Commitments may not be reduced below the then outstanding principal amount of the Syndicated Loans owing to the Banks. In addition, subject to the provisions of Section 2.4.4, and so long as the aggregate Commitments do not at any time exceed $2,000,000,000, the Company may, from time to time, increase any Bank's Commitment so long as such Bank consents in writing to such increased Commitment.

          2.4.4.  Consents.  Prior to adding any bank to  Schedule 1 pursuant to
     Section 2.4.2 or increasing any Bank's Commitment pursuant to Section 2.4.3, the Company shall give written notice to each other Bank specifying the action to be taken and the effective date of such action. Each Bank shall have ten (10) Business Days from receipt of such notice to provide to the Company written notice that such Bank does not consent to such action. Within ten (10) Business Days of receipt of any such notice, the Company shall either (i) rescind such action and notify the Banks that such action will not be taken, or (ii) satisfy all Obligations to any Bank that gave such notice and cause such Banks to be removed from Schedule 1.

          2.4.5. Notice. Within ten (10) Business Days following the effective date of the addition or removal of any Bank or the increase or decrease of any Commitment, the Administrative Agent shall notify each Bank of such change.

     2.5. Determination of Applicable Margin and Applicable Facility Fee Rate. The Administrative Agent, using the per annum rates set forth below, shall from time to time determine the applicable margin used (in part) to calculate the Eurodollar Rate (the "Applicable Margin") and the rate used to calculate the Facility Fee (the "Applicable Facility Fee Rate"). If, at any time during the term of this Agreement, the daily aggregate principal amount of Loans outstanding hereunder (i) exceeds 50% of the aggregate Commitments hereunder, the Administrative Agent shall refer to the column titled "Applicable Eurodollar Margin (utilization > 50%)" in the chart below to determine the Applicable Margin, or (ii) is equal to or less than 50% of the aggregate Commitments hereunder, the Administrative Agent shall refer to the column titled "Applicable Eurodollar Margin (utilization = 50%)" in the chart below to determine the Applicable Margin. The following per annum rates correspond with ratings of the Company's unsecured senior long-term indebtedness (without giving effect to any third-party credit enhancement) by S&P and Moody's.

------------------------------- ---------------------------- ---------------------------- ----------------------------
        Pricing Levels             Applicable Eurodollar        Applicable Eurodollar       Applicable Facility Fee
                                    Margin (utilization       Margin (utilization > 50%)              Rate
                                      < or = to 50%)
------------------------------- ---------------------------- ---------------------------- ----------------------------
       Pricing Level I                     0.19%                        0.29%                       0.060%
------------------------------- ---------------------------- ---------------------------- ----------------------------
       Pricing Level II                    0.23%                        0.33%                       0.070%
------------------------------- ---------------------------- ---------------------------- ----------------------------
      Pricing Level III                    0.27%                        0.37%                       0.080%
------------------------------- ---------------------------- ---------------------------- ----------------------------
       Pricing Level IV                    0.40%                        0.50%                        0.10%
------------------------------- ---------------------------- ---------------------------- ----------------------------
       Pricing Level V                    0.525%                       0.625%                       0.125%
------------------------------- ---------------------------- ---------------------------- ----------------------------
       Pricing Level VI                    0.70%                        0.80%                        0.20%
------------------------------- ---------------------------- ---------------------------- ----------------------------

For purposes of this Section 2.5, with respect to the rating of the Company's unsecured senior long-term indebtedness (without giving effect to any third-party credit enhancement) on any date of determination, (i) "Pricing Level I" means a rating of A or higher by either S&P or Fitch or a rating of A2 or higher by Moody's, (ii) "Pricing Level II" means a rating of A- or higher by either S&P or Fitch or a rating of A3 or higher by Moody's, and that the Company does not qualify for Pricing Level I, (iii) "Pricing Level III" means a rating of BBB+ or higher by either S&P or Fitch or a rating of Baa1 or higher by Moody's, and that the Company does not qualify for either Pricing Level I or Pricing Level II, (iv) "Pricing Level IV" means a rating of BBB or higher by either S&P or Fitch or a rating of Baa2 or higher by Moody's, and that the Company does not qualify for Pricing Level I, Pricing Level II, or Pricing Level III, (v) "Pricing Level V" means a rating of BBB- or higher by either S&P or Fitch or a rating of Baa3 or higher by Moody's, and that the Company does not qualify for Pricing Level I, Pricing Level II, Pricing Level III, or Pricing Level IV, and (vi) "Pricing Level VI" means a rating of lower than BBB- by either S&P or Fitch and a rating lower than Baa3 by Moody's. If the Company's unsecured senior long-term indebtedness (without giving effect to any third-party credit enhancement) is split-rated by S&P, Fitch and Moody's, as applicable, and the ratings differential is one level, the better rating will apply. For example, if the S&P rating on any date of determination is A and the Moody's rating on such date is A3, a rating of A/A2 will apply and Pricing Level I will be in effect on such date. If the Company's unsecured senior long-term indebtedness (without giving effect to any third-party credit enhancement) is split-rated by S&P, Fitch and Moody's, as applicable, and the ratings differential is two levels or more, then the operative rating shall be one level below the higher of the two ratings. For example, if the S&P rating on any date of determination is A and the Moody's rating on such date is Baa2, a rating of A-/A3 will apply and Pricing Level II will be in effect. In the event all of the S&P, Moody's and Fitch ratings differ, then the Pricing Level shall be determined using the highest of such ratings and the lowest of such ratings. For example, if the S&P rating on any date of determination is A-, the Fitch rating on such date is BBB+, and the Moody's rating on such date is Baa2, the S&P and Moody's ratings shall be used, and a rating of BBB+/Baa1 will apply and Pricing Level III will be in effect. The credit rating in effect on any date for purposes of this Section 2.5 is that rating in effect at the close of business on such date. If at any time the Company has no credit rating from either S&P or Moody's, Pricing Level VI shall then be in effect.

     2.6. Interest Rates and Selection of Eurodollar Rates. Except as provided in this Section 2.6, the Syndicated Notes shall bear interest at the Alternate Base Rate. Subject to the terms and conditions of this Agreement, the Company may elect from time to time to pay interest at a Eurodollar Rate and for a Eurodollar Interest Period selected hereunder for all or any portion of the Syndicated Loans, by giving the Administrative Agent the appropriate Borrowing Notice (in the case of a new Syndicated Loan) or a Rate Selection Notice (in the case of an existing Syndicated Loan) in not less than the Minimum Notice Period applicable thereto. The unpaid principal amount of each Eurodollar Loan shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the Eurodollar Rate applicable to such Loan, and during such Eurodollar Interest Period the Rate Option applicable to such Eurodollar Loan shall not be changed by the Company or any Bank. If, at the end of an Interest Period for an outstanding Eurodollar Loan, the Company fails to select a new Rate Option by giving a Rate Selection Notice or to pay the Eurodollar Loan after giving a Prepayment Notice in not less than the Minimum Notice Period provided therefor, then such Loan shall be an Alternate Base Rate Loan on and after the last day of such Eurodollar Interest Period until paid or until the Effective Date of a new Rate Option. The Company may not select a Eurodollar Rate to apply to any portion of the Syndicated Loans if, on the Effective Date of such selection, there exists an Event of Default or Potential Default.

     2.7. Restrictions on Syndicated Loans, Interest Periods and Conversion. Each new Syndicated Loan and each conversion of a Syndicated Loan to a new Rate Option shall be in an amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof. Eurodollar Loans at any one time outstanding may not be divided into more than 10 Interest Periods without the prior consent of the Administrative Agent. No Eurodollar Interest Period for any Loan made by a Bank shall extend beyond such Bank's Termination Date.

     2.8. Interest Basis and Payment Dates. Interest on Alternate Base Rate Loans shall be calculated for actual days elapsed on the basis of a 365 or 366 day year and interest on Eurodollar Loans, Bid Absolute Rate Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The interest rate on Alternate Base Rate Loans shall change when and as the Alternate Base Rate changes. Interest accrued on Alternate Base Rate Loans shall be payable quarterly in arrears on the 1st day of each March, June, September and December to occur after the date hereof, and upon any prepayment or at maturity, whether by acceleration on the Termination Date or otherwise. Interest accrued on Fixed Rate Loans shall be payable on the last day of the applicable Interest Period and, in the case of an Interest Period longer than three months (or longer than 90 days in the case of a Bid Absolute Rate Loan), interest shall also be payable every three months (or every 90 days in the case of a Bid Absolute Rate Loan) during the Interest Period, upon any prepayment (whether due to acceleration or otherwise) and on the Termination Date. If any Loan is not paid when due, whether at its scheduled maturity or upon acceleration, interest shall thereafter be payable on demand at the rate set forth in Section 7.2.2. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received by the Administrative Agent prior to noon Chicago time.

     2.9. Payments.

          2.9.1. Payment to Administrative Agent. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in U.S. Dollars, in immediately available funds, to the Administrative Agent to an account maintained by the Administrative Agent with JPMCB or as otherwise directed by the Administrative Agent, not later than noon Chicago time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          2.9.2. Application of Payments. Without prejudice to the other provisions of this Agreement, the Company shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks in such manner as it or the Required Banks may determine to be appropriate, subject to Section 2.19 hereof).

          2.9.3. Payment to Banks. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Installation for the Loan in respect of which such payment is made.

          2.9.4. Extension for Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall (unless otherwise expressly provided herein) be extended to the immediately succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     2.10. Applicable Lending Installations. Each Bank may book the Fixed Rate Loans at any Applicable Lending Installation selected by the Bank and may change the Applicable Lending Installation from time to time, provided that a Bank may not change its Applicable Lending Installation to a new Applicable Lending Installation if, at the time of such change, the Company would incur additional costs pursuant to Section 2.13. All terms of this Agreement shall apply to any such Applicable Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Applicable Lending Installation. Each Bank may, by written or telex notice to the Company and the Administrative Agent, designate an Applicable Lending Installation through which Fixed Rate Loans are made and for whose account Fixed Rate Loan payments are to be made.

     2.11. Failure to Pay or Borrow on Certain Dates. If (i) any payment or interest rate conversion of a Fixed Rate Loan occurs on a date which is not the last day of an Interest Period, or (ii) a Fixed Rate Loan is not made on the date specified in a Borrowing Notice, Bid Quote Request or Rate Selection Notice for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Loan, but excluding loss of anticipated profit for the period after such payment or conversion.

     2.12. Taxes.

          2.12.1. Certification. Each Bank and the Administrative Agent shall submit to the Company upon the execution of this Agreement, two duly completed and signed copies of either Form W-8BEN (relating to such Person and entitling it to a complete exemption from withholding on all amounts of interest and original issue discount to be received by such Person pursuant to this Agreement) or Form W-8ECI (relating to all amounts of interest and original issue discount to be received by such Person pursuant to this Agreement) of the United States Internal Revenue Service; or of a certificate substantially in the form of Exhibit C hereto. Thereafter and from time to time, each Bank and the Administrative Agent shall, subject to
     Section 2.12.2 and 2.12.3, submit to the Company such additional duly completed and signed copies of one or the other of such forms (or such successor, additional or replacement forms as shall be adopted from time to time by the relevant United States taxing authorities) or of such a certificate or form as the Company may request from such Person which may be required by United States Federal, State or local tax authorities or under then current applicable law or regulations in connection with United States Federal, State or local withholding taxes on, or backup withholding in respect of, payments to be received by such Person under the Notes and this Agreement.

          2.12.2. Change of Law. If any Bank or the Administrative Agent determines, as a result of any change in applicable law, regulation or treaty, or in any official publication or interpretation thereof, that it is unable (after taking any reasonable steps available to it) to submit to the Company any form or forms or other certification that such party would otherwise have been obliged to submit pursuant to Section 2.12.1, or that such party is required to withdraw or cancel any such form or forms or other certification previously submitted, then such party shall promptly notify the Company of such fact, whereupon the Company shall, notwithstanding any provision herein to the contrary, be entitled to terminate such Bank's Commitment. The Company will pay all principal, interest, fees and costs due under Section 2.11 due to such Bank in connection with any prepayment hereunder.

          2.12.3. Withholding. If the Company or any paying agent is required by law or regulation to make any deduction, withholding or backup withholding on account of any taxes hereafter imposed, levied, collected, withheld or assessed by the United States, the United Kingdom or any other taxing authority (or any subdivision or taxing authority thereof or therein) ("Relevant Taxes") from any payment to any Bank or the Administrative Agent under this Agreement, then the amount payable in respect of such payment will be increased to the amount which, after deduction from such increased amount of all Relevant Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto had no such deduction, withholding or backup withholding been required; provided, however, that the Company shall not be required to pay any additional amount on account of any taxes of, or imposed by, the United States of America pursuant to this Section 2.12.3 to any Bank or the Administrative Agent, and shall not be required to indemnify such Person pursuant to Section 2.12.4, if such Person:

          (a) is not entitled, on the date this Agreement is signed, to submit Form W-8BEN or Form W-8ECI or a certificate substantially in the form of the Exhibit C hereto so as to meet its obligations to submit such a form or other certificate pursuant to Section 2.12.1;

          (b)  shall have submitted an improper form or certificate;

          (c) shall have failed to submit any form or other certificate which it was required to submit pursuant to Section 2.12.1 and required or entitled to file under applicable law (to the extent such taxes would not have been imposed if a proper form or certificate had been submitted); or

          (d) shall have failed to provide in a timely manner any notification required by Section 2.12.2.

          2.12.4.  Indemnity.  Without  prejudice to the  provisions  of Section
     2.12.3 or the provisions of the Notes, if any Bank or the Administrative Agent on its behalf is required by law to make any payment on account of a tax (not being a tax imposed on net income, profits, capital or gains) that is not in effect or applicable on the date hereof on or in relation to any sum received or receivable hereunder by such Bank or the Administrative Agent on its behalf, of any tax liability in respect of any such payment, which payment is hereafter imposed, levied or assessed against such Bank or the Administrative Agent on its behalf, the Company will, upon demand of the Administrative Agent or such Bank, promptly indemnify such Bank against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith or for any delay in payment thereof.

          2.12.5. Notice to Company. A Bank intending to make a claim pursuant to Section 2.12.4 shall notify the Administrative Agent of the event by reason of which it is entitled to do so promptly after becoming aware of the circumstances giving rise to the claim, whereupon the Administrative Agent shall notify the Company thereof.

          2.12.6. Notice of Withholding. If at any time the Company is required by law or regulation to make any deduction, withholding or backup withholding on account of any taxes hereafter imposed, levied, collected, withheld or assessed by the United States, the United Kingdom or other taxing authority (or any subdivision or taxing authority thereof or therein) from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated) the Company shall promptly notify the Administrative Agent.

          2.12.7. Timely Payment. If the Company makes any payment hereunder in respect of which it is required by law or regulation to make any deduction, withholding or backup withholding on account of any taxes hereafter imposed, levied, collected, withheld or assessed by the United States, the United Kingdom or other taxing authority (or any subdivision or taxing authority thereof or therein) it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Administrative Agent within thirty days after it has made such payment to the applicable authority a receipt issued by such authority or other evidence reasonably satisfactory to the Administrative Agent evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

          2.12.8. Mitigation. If any Bank or the Administrative Agent, as the case may be, is, in its reasonable opinion, able to apply for or otherwise take advantage of any tax credit, tax deduction or other reduction (which reduction is permanent in nature) in tax or similar benefit by reason of any withholding or deduction made by the Company in respect of a payment made by it hereunder which payment shall have been increased pursuant to
     Section 2.12.3, then such Person will use reasonable efforts to obtain such credit, deduction or benefit and upon receipt thereof will pay to the Company such amount (if any) not exceeding the increased amount paid by the Company as equals the net after-tax value to such Person of such part of such credit, deduction or benefit as it considers is allocable to such withholding or deduction having regard to all its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same; provided that nothing herein contained shall interfere with the right of any such Person to arrange its tax affairs in whatever manner it deems fit and in particular no such Person shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of any such deduction or withholding in priority to any other reliefs, claims, credits or deductions available to it.

     2.13. Increased Costs.

          2.13.1. Change of Law. If, by reason of any change after the date hereof in law or in the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) by any central bank or other fiscal, monetary or other authority (including those regarding capital adequacy):

          (a) a Bank incurs an increased cost as a result of its having entered into and/or performed its obligations under this Agreement, and/or its maintaining its Commitment hereunder and/or making one or more Loans hereunder;

          (b) there is any increase in the cost to a Bank of funding or maintaining all or any of the Loans comprised in a class of loans formed by or including the Loans made or to be made by it hereunder;

          (c) a Bank becomes liable to make any payment (not being a tax imposed on the net income, profits, capital or gains of its Applicable Lending Installation by the jurisdiction in which it is incorporated or in which its Applicable Lending Installation is located) on or calculated by reference to the amount of Loans made or to be made by it hereunder; or

          (d) the amount of capital required or expected to be maintained by any Bank or any Person controlling any Bank is increased because of the existence of this Agreement, and Loans outstanding hereunder or its obligation to make Loans, then such Bank shall comply with its  obligations  under  Section
               2.17 with a view to mitigating the Company's obligations under this Section and the Company shall, within 15 days of receipt from such Bank of the certificate described in Section 2.13.2, pay to such Bank such amounts sufficient to indemnify such Bank against, respectively:

               (w)  such cost;

               (x) the lesser of (i) such increased cost and (ii) such proportion of such increased cost as is in the good faith opinion of that Bank attributable to its funding or maintaining Loans hereunder;

               (y)  such liability; or

               (z) any reduction in rate of return as a consequence of such increase in capital requirements.

          2.13.2.  Notice.  A Bank intending to make a claim pursuant to Section
     2.13.1 shall deliver to the Company and the Administrative Agent, promptly after becoming aware of the circumstances giving rise to the claim, a certificate to that effect specifying the event by reason of which it is entitled to make such claim and setting out in reasonable detail the basis and computation of such claim.

     2.14. Availability of Interest Rate. If any Bank determines that (i) maintenance of the Eurodollar Loans at an Applicable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (ii) deposits of a type and maturity appropriate to match fund a Eurodollar Loan are not available or (iii) that a Eurodollar Rate does not accurately reflect the cost of making or maintaining a Eurodollar Loan, then such Bank may suspend the availability of the affected Rate Option provided that such suspension shall not affect any Loans outstanding under an affected Rate Option and provided that, notwithstanding the foregoing, each Bank shall make Alternate Base Rate Loans available to the Company in lieu of Eurodollar Loans whose availability has been suspended.

     2.15. Bank Certificates; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Applicable Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Company to such Bank under Section 2.12 or Section 2.13 or to avoid the unavailability of a Rate Option under Section 2.14, so long as such designation is not disadvantageous to such Bank. A certificate of a Bank as to the amount due under Sections 2.11, 2.12 or 2.13 and the basis for the determination of such amount shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Bank funded the Fixed Rate Loan through the purchase of a deposit of the type, maturity and amount corresponding to the deposit used as a reference in determining the Fixed Rate applicable to the Loan. Unless otherwise provided herein, the amount specified in the certificate shall be payable within 15 days after receipt by the Company of the certificate. The obligations under Sections 2.11, 2.12 and 2.13 shall survive payment of the Loans and termination of this Agreement.

     2.16. Telephonic Notices. The Company hereby authorizes the Banks and the Administrative Agent to extend Loans and effect rate selection choices based on telephonic Borrowing and Rate Selection Notices made by any Person or Persons to the Administrative Agent and which the Administrative Agent in good faith believes to be acting on behalf of the Company. The Company agrees to promptly confirm to the Administrative Agent any telephonic Borrowing Notice or Rate Selection Notice in writing signed by an Authorized Officer substantially in the form of Exhibit B hereto. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

     2.17. Mitigation of Additional Costs or Adverse Circumstances. If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in (i) an increase in the amount of any payment to be made to it or for its account pursuant to Section 2.12, or (ii) a claim for indemnification pursuant to Section 2.13, then such Bank shall, promptly upon becoming aware of the same, notify the Administrative Agent and the Company thereof and, in consultation with the Administrative Agent and the Company, and, to the extent that it can do so without prejudice to its own position, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, the transfer of its Applicable Lending Installation to another jurisdiction or the transfer of its rights and obligations hereunder to another financial institution acceptable to the Company (in its sole and absolute discretion) and willing to participate in the Agreement or the restructure of its participation in the Agreement in a manner which will avoid the event in question and on terms mutually acceptable to such Bank and the Company). If and so long as a Bank has been unable to take, or has not taken, steps acceptable to the Company to mitigate the effect of the circumstances in question, such Bank shall be obligated, at the request of the Company, to transfer all its rights and obligations hereunder, subject to payment of all principal, interest, fees, funding losses under Section 2.11 and any other amounts due such Bank hereunder, to another financial institution nominated by the Company and willing to participate in the Agreement in place of such Bank.

     2.18. Extension of Termination Date. The Company may request an extension (subject to each Bank's right to deny any such requested extension) of the Termination Date in effect at any time by submitting a request for an extension in the form of Exhibit I to the Administrative Agent (an "Extension Request") not more than 90 days and not less than 45 days prior to each anniversary of this Agreement. The request shall specify (i) the new Termination Date, which shall be one year after the Termination Date then in effect, and (ii) the date (which must be at least 45 days after the Extension Request is delivered to the Administrative Agent) as of which the next Termination Date shall be effective (the "Extension Date"). The failure of the Company to request an extension on any applicable anniversary date shall not prevent the Company from requesting an extension on a future anniversary date under this Section 2.18. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Bank of the contents thereof and shall request each Bank to approve the Extension Request. Each Bank approving the Extension Request shall deliver its written Extension Acceptance in the form of Exhibit J ("Acceptance of Extension") no later than 15 days after receipt of notice from the Administrative Agent. An extension hereunder shall only be effective if an Acceptance of Extension is received by the Administrative Agent from the Required Banks within the time period set forth above. Failure of a Bank to respond to an Extension Request shall be deemed a denial of such request. If any Bank does not accept such extension, then either (i) on the Termination Date then in effect with respect to such Bank (without giving effect to the Extension Request rejected by such Bank), (a) the Company shall pay to such Bank all amounts then payable to such Bank under this Agreement and the Note on its applicable Termination Date and
(b) such Bank's Commitment shall terminate on the Termination Date applicable to such Bank or (ii) the Company may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), remove such Bank pursuant to the terms of Section 2.4. No extension pursuant to this Section 2.18 shall be effective as to any Bank unless, on the applicable Extension Date (a) no Event of Default or Potential Default shall exist and (b) each of the representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects as of such Extension Date (unless such representation and warranty specifically relates back to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date).

     2.19. Pro Rata Treatment. Except to the extent otherwise expressly provided in this Agreement:

          2.19.1. Borrowings, Fees, Etc. Each Syndicated Loan hereunder shall be made from the Banks, each payment of fees shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments shall, except as set forth in Sections 2.4.2, 2.4.4, 2.12, 2.17, and 2.21, be applied to such Commitments of the Banks, Pro Rata according to the amounts of their unused Commitments. The making, conversion and continuation of Loans (other than Bid Absolute Rate Loans) of any type shall be Pro Rata among the Banks according to the amounts of their Commitments.

          2.19.2. Payment of Principal and Interest. Except as provided in Sections 2.4.2, 2.4.4, 2.12, 2.13, 2.14, 2.17, 2.21, 2.22, and the second sentence of 7.2.1, each payment and prepayment by the Company of principal of or interest on the Loans shall be made to the Administrative Agent for account of the Banks holding Loans of such type Pro Rata in accordance with the respective unpaid principal amounts thereof.

     2.20. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company prior to the date on which it is scheduled to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt by the Administrative Agent, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or the Company (as the case may be) has not in fact made the Required Payment to the Administrative Agent by the close of business on the date due, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on and including the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate less .50% per annum for each such day.

     2.21. Illegality. If at any time it is unlawful for a Bank to fund or allow to remain outstanding all or any of the Loans made or to be made by it hereunder, then such Bank shall, promptly after becoming aware of the same, deliver to the Company and the Administrative Agent a certificate to that effect. Thereafter such Bank shall not be obligated to make Loans hereunder and the amount of its Commitment shall be reduced to zero and all Loans made by such Bank shall be immediately repaid in full together with interest accrued thereon and all other amounts payable hereunder with respect thereto including funding losses under Section 2.11.

     2.22. Bid Option.

          2.22.1.  Bid Option;  Repayment and Effect of Bid Absolute Rate Loans.
     (a) In addition to Syndicated Loans pursuant to Section 2.1, but subject to the terms and conditions set forth in this Agreement (including, without limitation, the limitation set forth in Section 2.1 as to the maximum aggregate principal amount of all outstanding Loans hereunder), the Company may, as set forth in this Section 2.22.1, request the Banks, prior to the Termination Date, to make offers to make Bid Absolute Rate Loans to the Company. Each Bank may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.22. Bid Absolute Rate Loans shall be evidenced by the Bid Notes. Each Bid Absolute Rate Loan shall be repaid in full by the Company on the last day of the Bid Interest Period applicable thereto.

          (b) Any Bank may offer to make Bid Absolute Rate Loans in excess of its Commitment but such Loans will not relieve the Bank of its obligation to fund its Pro Rata share of Syndicated Loans.

          2.22.2. Bid Quote Request. When the Company wishes to request offers to make Bid Absolute Rate Loans under Section 2.22, the Company shall transmit to the Administrative Agent by telex or telecopy a Bid Quote Request so as to be received no later than 9:00 a.m., Chicago time, at least one Business Day prior to the borrowing date proposed therein, specifying:

               (i) the proposed borrowing date for the proposed Bid Absolute Rate Loans;

               (ii) the  aggregate  principal  amount of such Bid Absolute  Rate
                    Loans; and

               (iii) the Bid Interest Period applicable  thereto (which must end on or prior to the Termination Date of any Bank).

         The Company may request offers to make Bid Absolute Rate Loans for more than one Bid Interest Period. No Bid Quote Request shall be given within five Business Days (or upon reasonable prior notice to the Banks, such other number of days as the Company and the Administrative Agent may agree) of any other Bid Quote Request. Each Bid Quote Request shall be in a minimum amount of $5,000,000 or a larger multiple of $1,000,000; provided that upon giving effect to such Bid Absolute Rate Loans, the then aggregate outstanding principal amount of all Loans shall not exceed the aggregate amount of the Commitments then in effect. A Bid Quote Request that does not conform substantially to the format of Exhibit G hereto shall be rejected, and the Administrative Agent shall promptly notify the Company of such rejection by telex or telecopy.

          2.22.3. Invitation for Bid Quotes. Promptly upon receipt of a Bid Quote Request that is not rejected pursuant to Section 2.22.2, the Administrative Agent shall send to each of the Banks by telex or telecopy an Invitation for Bid Quotes which shall constitute an invitation by the Company to each Bank to submit Bid Quotes offering to make the Bid Absolute Rate Loans to which such Bid Quote Request relates in accordance with
     Section 2.22.

          2.22.4. Submission and Contents of Bid Quotes.

               (i) Each Bank may, in its sole discretion, submit a Bid Quote containing an offer or offers to make Bid Absolute Rate Loans in response to any Invitation for Bid Quotes. Each Bid Quote must comply with the requirements of this Section
                    2.22.4 and must be submitted to the Administrative Agent by telex or telecopy at its offices specified in or pursuant to
                    Article 13 not later than 8:45 a.m., Chicago time, in the case of JPMCB and 9:00 a.m., Chicago time, in the case of each other Bank, on the proposed Borrowing Date (or, in any such case upon reasonable prior notice to the Banks, such other time and date as the Company and the Administrative Agent may agree, provided that JPMCB shall always be required to submit its Bid Quotes not less than fifteen minutes prior to the other Banks). No Bank may submit a Bid Quote for a Bid Absolute Rate Loan which has a Bid Interest Period later than such Bank's Termination Date. Subject to Articles 7 and 9, any Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

               (ii) Each Bid Quote shall in any case specify:

                    (a) the proposed borrowing date, which shall be the same as that set forth in the applicable Invitation for Bid Quotes;

                    (b) the principal amount of the Bid Absolute Rate Loan for which each such offer is being made, (1) which principal amount may be greater than, less than or equal to the Commitment of the quoting Bank, but in no case greater than the Commitments, (2) which principal amount must be at least $5,000,000 and an integral multiple of $1,000,000 in excess thereof, and (3) which principal amount may not exceed the principal amount of Bid Absolute Rate Loans for which offers were requested;

                    (c) the minimum or maximum amount, if any, of the Bid Absolute Rate Loan which may be accepted by the Company and/or the limit, if any, as to the aggregate principal amount of the Bid Absolute Rate Loans from such Bank which may be accepted by the Company;

                    (d) the Bid Absolute Rate offered for each such Bid Absolute Rate Loan;

                    (e)  the applicable Bid Interest Period; and

                    (f)  the identity of the quoting Bank.

               (iii) The Administrative Agent shall reject any Bid Quote that:

                    (a) is not substantially in the form of Exhibit F hereto or does not specify all of the information required by
                         Section 2.22.4(ii);

                    (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit F hereto;

                    (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Quotes; or

                    (d)  arrives after the time set forth in Section 2.22.4(i).

         If any Bid Quote shall be rejected pursuant to this Section 2.22.4(iii), then the Administrative Agent shall notify the relevant Bank of such rejection as soon as practicable.

          2.22.5. Notice to the Company. The Administrative Agent shall promptly notify the Company of the terms (i) of any Bid Quote submitted by a Bank that is in accordance with Section 2.22.4 and (ii) of any Bid Quote that is in accordance with Section 2.22.4 and amends, modifies or is otherwise inconsistent with a previous Bid Quote submitted by such Bank with respect to the same Bid Quote Request. Any such subsequent Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Bid Quote. The Administrative Agent's notice to the Company shall specify the aggregate principal amount of Bid Absolute Rate Loans for which offers have been received for each Bid Interest Period specified in the related Bid Quote Request and the respective principal amounts and Bid Absolute Rates so offered.

          2.22.6. Acceptance and Notice by the Company. Subject to the receipt of the notice from the Administrative Agent referred to in Section 2.22.5, not later than 10:00 a.m. (Chicago time) on the proposed date of borrowing, the Company shall notify the Administrative Agent of the Company's acceptance or rejection of the offers so notified to it pursuant to Section 2.22.5; provided, however, that the failure by the Company to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Bid Interest Period that are accepted. The Company may accept or reject any Bid Quote in whole or in part (subject to the terms of Section 2.22.4(ii)(c)); provided that:

                    (a) the aggregate principal amount of all Bid Absolute Rate Loans may not exceed the applicable amount set forth in the related Bid Quote Request;

                    (b) acceptance of offers may only be made on the basis of ascending Bid Absolute Rates; and

                    (c) the Company may not accept any offer of the type described in Section 2.22.4(iii) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Bid Absolute Rate Loan under this Agreement.

          2.22.7. Allocation by the Administrative Agent. If offers are made by two or more Banks with the same Bid Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Bid Interest Period, the principal amount of Bid Absolute Rate Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Bank shall be allocated a portion of any Bid Absolute Rate Loan which is less than the minimum amount which such Bank has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Bid Absolute Rate Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event by 11:00 a.m. (Chicago time), notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Bid Absolute Rate Loan allocated to each participating Bank.

     2.23. Increase of Commitments.

                  (a) In addition to increases in the Commitment pursuant to
Section 2.4, the Company may from time to time, on the terms set forth below, request that the Commitments hereunder be increased to an amount which does not exceed $2,000,000,000; provided, however, that an increase in the Commitments hereunder may only be made at a time when (i) no Potential Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Company's senior long-term indebtedness (without giving effect to any third-party credit enhancement) is rated at least BBB- by S&P, Baa3 by Moody's or BBB- by Fitch.

                  (b) In the event of such a requested increase in the Commitments, (i) each of the Banks shall be given the opportunity to participate in the increased Commitments (x) initially ratably in the proportion that its Commitment bears to the Commitments and (y) to the extent that the requested increase of Commitments is not fulfilled pursuant to the preceding clause (x) and subject to clause (d) below, in such additional amounts as a Bank desires, and (ii) to the extent that the Banks do not elect so to participate in such increased Commitments after being afforded an opportunity to do so, then the Company shall consult with the Administrative Agent as to the number, identity and requested Commitments of additional financial institutions which the Company may, upon the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, invite to participate in the Commitments.

                  (c) No Bank shall have any obligation to increase its Commitment pursuant to a request by the Company hereunder. No Bank shall be deemed to have approved an increase in its Commitment unless such approval is in writing. Failure on the part of a Bank to respond to a request by the Company hereunder shall be deemed a rejection of such request.

                  (d) In no event shall any Bank's Commitment, after giving effect to an increase in its Commitment hereunder, exceed 20% of the Commitments under this Agreement.

                  (e) In the event that the Company and one or more of the Banks (or other financial institutions) shall agree upon such an increase in the Commitments hereunder (i) the Company, the Administrative Agent and each Bank or other financial institution increasing its Commitment or extending a new Commitment shall enter into a consent in substantially the form of Exhibit K hereto and (ii) the Company shall furnish new Notes to each financial institution that is extending a new Commitment and to each Bank which is increasing its Commitment.

                                 3. PREPAYMENT.

     3.1. Generally. Upon receipt by the Administrative Agent of a Prepayment Notice not less than the Minimum Notice Period prior to the Effective Date thereof, the Company may from time to time pay, without penalty, all, or, in a minimum aggregate amount of $25,000,000, any part of the principal of, the Loans prior to their stated maturities by paying, in addition to the principal amount of such payment, all interest accrued on the payment to the date thereof. Except as provided in Section 2.11 and Section 7.2, Fixed Rate Loans may be paid only on the last day of the applicable Interest Period.

                       4. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Banks that:

     4.1. Corporate Existence and Standing. Each of the Company and the Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which the failure to obtain the necessary authority might materially adversely affect the consolidated condition or operations of the Company or the ability of the Company to perform the Obligations.

     4.2. Authorization and Validity. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by proper corporate proceedings and the Loan Documents, when executed and delivered, will constitute valid, binding and enforceable obligations of the Company.

     4.3. Compliance with Laws and Contracts. Neither the execution and delivery by the Company of the Loan Documents, the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Material Subsidiary or articles or certificates of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any Material Subsidiary is a party or is subject, or by which it or its property, is bound, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement, and, after giving effect to the execution and delivery of this Agreement and each of the Loan Documents, there will not exist any default (or event which, with notice or lapse of time, would be a default) under any such indenture, instrument or agreement.

     4.4. Financial Statements.

          4.4.1. Audited. The May 29, 2005 consolidated financial statements of the Company heretofore delivered to each Bank were prepared in accordance with Generally Accepted Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial position of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          4.4.2. No Material Adverse Change. No material adverse change in the consolidated financial position or results of operations of the Company and its Subsidiaries as shown on said May 29, 2005 financial statements has occurred since the date thereof through and including the date of this Agreement.

     4.5. Taxes. The Company and the Material Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Material Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Material Subsidiaries in respect of any taxes or other governmental charges are adequate.

     4.6. Litigation. As of the date of this Agreement, there is no litigation or proceeding pending or, to the knowledge of any of their officers, threatened against the Company or any Material Subsidiary which might materially adversely affect the consolidated financial position or results of operations of the Company and its Subsidiaries or the ability of the Company to perform the Obligations.

     4.7. Pension Reform Act of 1974. Neither the Company nor any Material Subsidiary has incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or has incurred any material liability (which has become due but which has not been paid) to the Pension Benefit Guaranty Corporation established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Company or any Material Subsidiary.

     4.8. Defaults. No Event of Default or Potential Default has occurred and is continuing.

     4.9. Accuracy of Information. As of the date of this Agreement, no information, exhibit or report furnished by the Company or any Material
Subsidiary to the Administrative Agent or to the Banks in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

     4.10. Regulation U. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board). The Company shall not use the proceeds of any Loan in a manner that would result in any violation of the provisions of Regulation U.

     4.11. Legal Authority. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Company or any Subsidiary, is required to be obtained by the Company or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowing under the Agreement or in connection with the performance by the Company of its obligations under the Loan Documents.

                           5. AFFIRMATIVE COVENANTS.

     5.1. Financial Statements, Reports, Returns and Other Financial Data. The Company covenants that, so long as any Bank shall hold any Note or have any Commitment or Loan outstanding, the Company will deliver to each of such Banks that holds any Note or has any Commitment or Loan outstanding the following:

          5.1.1. Quarterly Financial Statements. As soon as practicable and in any event within 60 days after the end of each of the first three quarterly accounting periods of the Company's fiscal year, (i) quarterly consolidated statements of earnings and cash flow of the Company and its Subsidiaries, and (ii) quarterly consolidated balance sheets of the Company and its Subsidiaries, setting forth in each case in comparative form consolidated figures for the corresponding period in the preceding fiscal year, all in accordance with Generally Accepted Accounting Principles (except that footnote disclosures required by Generally Accepted Accounting Principles may be omitted and that the statement of stockholders' equity will be omitted and subject to audit and changes resulting from year-end adjustment) all in the form submitted by the Company to its shareholders.

          5.1.2. Annual Financial Statements. As soon as practicable and in any event within 90 days after the end of the Company's fiscal year (i) annual consolidated statements of earnings, stockholders' equity and cash flow of the Company and its Subsidiaries for such year, and (ii) annual consolidated balance sheets of the Company and its Subsidiaries, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in accordance with Generally Accepted Accounting Principles and certified by independent certified public accountants of recognized national standing selected by the Company and all in a form submitted by the Company to its shareholders.

          5.1.3. Stockholder and Governmental Reports. Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission.

     5.2. Officer's Certificate. Together with each delivery of financial statements required by Section 5.1.1 and 5.1.2 above, the Company will deliver to the Administrative Agent for distribution to each of the Banks an Officer's Certificate setting forth the calculations necessary to determine compliance with this Agreement and stating that there exists no Event of Default or Potential Default or, if any such Event of Default or Potential Default exists, specifying the nature thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto. The Company also covenants that forthwith upon any Authorized Officer obtaining knowledge of an Event of Default or Potential Default under this Agreement, it will deliver to any Bank that holds any Note or has any Commitment outstanding an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action the Company has taken or proposes to take with respect thereto. Where the financial statements required by Section 5.1.1 or 5.1.2 above are necessary to determine whether all covenants herein have been complied with, or whether an Event of Default has occurred, the most recent financial statements referred to in Section 5.1.1. and 5.1.2 above, shall be used to make such determination.

     5.3. Sale and Lease-Back. In the event a "Sale and Lease-Back Transaction" (as defined in Section 3.7 of the Indenture) occurs that (i) results in net proceeds to the Company or a Subsidiary in excess of $50,000,000, and (ii) requires the retirement by the Company of debt pursuant to Section 3.7(c) of the Indenture, then the Company shall, within 90 days following the effective date of such Sale and Lease-Back Transaction, offer to holders of the Notes to use the net proceeds of such Sale and Lease-Back Transaction to prepay, without premium, a Pro Rata portion of the principal amount of the Notes held by each such holder. Such Pro Rata amount shall be based on a fraction, the numerator of which would be the principal amount of Notes then outstanding and the denominator of which would be the principal amount outstanding of all funded debt for which the Company is required by the terms thereof, to make similar offers. Such offer would be terminated if not accepted in writing within 5 Business Days following the date of such offer. For purposes of this Section, the applicable provisions of the Indenture shall be deemed incorporated herein mutatis mutandis without the effect of any amendment, waiver or termination of the Indenture.

                             6. NEGATIVE COVENANTS.

     The Company covenants, so long as any Bank shall hold any Note or have any Commitment or Loan outstanding, as follows:

     6.1. Funded Debt. The Company will not permit Consolidated Funded Debt to exceed 65% of Consolidated Capital Base.

     6.2. Consolidation, Merger, Sale or Conveyance. The Company will not merge or consolidate with any other corporation or sell or convey (including by way of lease) all or substantially all of its assets to any Person, unless (i) either the Company shall be the continuing corporation or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company) shall be a corporation or entity organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company, by written instrument executed and delivered to the holders of the Notes by such corporation or entity, and (ii) immediately after such merger or consolidation, or such sale or conveyance, no Potential Default or Event of Default shall exist and be continuing. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Section shall be discharged from all obligations and covenants under this Agreement and the Notes and may be liquidated and dissolved. In the event that a successor corporation has been substituted for the Company or another corporation and has assumed payment of the Notes and performance and observance of the covenants of this Agreement in accordance with this Section 6.2, the Company or other corporation previously obligated under the Agreement and the Notes shall be discharged from all obligations and covenants under this Agreement and the Notes and may be liquidated and dissolved.

     6.3. Fixed Charge Coverage. The Company and its Subsidiaries will maintain, on a consolidated basis, a ratio of (i) Profit Before Taxes and Extraordinary Items plus Fixed Charges plus goodwill amortization minus equity in earnings of Affiliates to (ii) Fixed Charges greater than 1.75 to 1.0 on a four-quarter rolling basis calculated at each quarter end.

     6.4. Liens. The Company will perform, comply with and observe for the benefit of the Banks its agreements in Section 3.6 of the Indenture. For purposes hereof, the provisions of said Section 3.6 of the Indenture, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the benefit of the Banks (as if they held Securities under the Indenture) as in effect on the date hereof, whether or not said provisions otherwise remain in effect or are modified; provided that for purposes of this incorporation by reference, each reference in said Section to "Securities" shall be deemed to include the Notes issued hereunder, and if the Company is required by said
Section 3.6 to equally and ratably secure the Securities, the Company shall cause the Notes and the Commitments to be secured by Liens equally and ratably with the Securities (without implying in any way that the Notes are securities for purposes of state or federal securities laws) and any and all other obligations and indebtedness secured by such Liens.

                       7. EVENTS OF DEFAULT AND REMEDIES.

     7.1. Events of Default. For purposes of this Agreement, each of the following events shall be Events of Default:

          7.1.1. Failure to Pay Principal of Notes. The Company defaults in the payment of any principal of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided.

          7.1.2. Failure to Pay Interest on Notes or Fees. The Company defaults in the payment of any interest on any Note or any fees hereunder for more than 10 days after the date due.

          7.1.3. Default Under Other Obligations. The Company or any Subsidiary defaults under any agreement or indenture pursuant to which the Company or any Subsidiary has borrowed more than $35,000,000 (or has sold notes the aggregate principal amount of which exceeds $35,000,000) and such default has not been cured within any period of grace provided with respect thereto, provided, however, the Company may exclude from the operation of this Section 7.1.3 one or more Subsidiaries so long as the Company's equity investment in such excluded Subsidiaries is less than 20% of the Company's consolidated assets.

          7.1.4. Breach of Representation. Any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made.

          7.1.5. Failure to Perform Negative Covenants. The Company defaults in the performance or observance of any agreement contained in Section 6 and such default shall not have been remedied within 30 days after an Authorized Officer obtained knowledge of such default.

          7.1.6. Failure to Perform Other Terms and Conditions. The Company defaults in the performance or observance of any other agreement, covenant, term or condition contained herein and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Company from any of the Banks.

          7.1.7. Assignment For Benefit of Creditors and Insolvency. The Company or any Material Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or is unable generally to pay its debts or is adjudicated bankrupt or insolvent.

          7.1.8. Order for Relief. Any order for relief, judgment or decree is entered in any proceeding described in Section 7.1.9 relating to the Company or any Material Subsidiary.

          7.1.9. Voluntary Receiver or Bankruptcy. The Company or any Material Subsidiary petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Company or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or law of any jurisdiction, whether now or hereafter in effect.

          7.1.10. Involuntary Receiver or Bankruptcy. Any petition or application described in Section 7.1.9 is filed, or any proceedings described in Section 7.1.9 are commenced, against the Company or any Material Subsidiary, and the Company or any Material Subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect and unstayed for more than 60 days.

          7.1.11. Involuntary Order for Relief. Any order for relief, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary decreeing the dissolution, winding-up or liquidation of the Company or any Material Subsidiary and such order, judgment or decree is unstayed and in effect for more than 60 days.

          7.1.12. Unsatisfied Judgment. A final judgment or judgments for the payment of money aggregating in excess of $35,000,000 is or are outstanding against the Company or any Material Subsidiary and any one of such judgments has been outstanding for more than 30 days from the date of its entry and has not been discharged in full or stayed.

     7.2. Rights and Duties After Default.

          7.2.1. Acceleration. If any Event of Default occurs and is continuing, then, upon the election of the Required Banks (which election shall be held in a manner determined by the Administrative Agent and communicated by the Administrative Agent to the Banks), the Banks' Commitments to make Loans under this Agreement shall terminate and, upon the election of Banks holding greater than 50% of the then outstanding Loans, the Notes and all interest, fees and other amounts payable under this Agreement or the Notes shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default under Sections 7.1.7, 7.1.8, 7.1.9, 7.1.10 or 7.1.11, the Commitments shall automatically terminate and the Loans and all interest, fees and other amounts payable under the Agreement or the Notes shall become immediately due and payable without declaration or notice to the Company. In addition, if the Company fails to pay principal or interest on a Note in accordance with this Agreement and such failure is continuing, the Bank holding such Note may, at its option, in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, terminate its Commitment to make Loans under this Agreement and declare the unpaid principal amount of such Note to be due and payable and such Note shall thereupon be and become, forthwith due and payable, together with interest thereon as provided in Section 7.2.2.

          7.2.2. Interest Rate After Acceleration. After any acceleration of any Loan or Loans pursuant to Section 7.2.1, the Company agrees to pay interest on such accelerated Loan or Loans at a rate per annum equal to the Alternate Base Rate plus one percent (1%), changing when and as the Alternate Base Rate changes.

                      8. WAIVERS, AMENDMENTS AND REMEDIES.

     8.1. Waivers and Remedies. No delay or omission of the Administrative Agent, the Required Banks, or any Bank to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Required Banks or all of the Banks, if required, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Banks until the Obligations have been paid in full.

     8.2. Amendments. With the consent in writing of Required Banks, the Administrative Agent and the Company may, subject to the provisions of this
Section 8, from time to time enter into agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or the Company hereunder or waive any Event of Default hereunder; provided, however, that no such supplemental agreement shall (i) extend the Termination Date or the final maturity of any Note or reduce the principal amount thereof, reduce any fees or reduce the rate or extend the time of payment of interest thereon, without the consent of all Banks (except for extensions in accordance with Section 2.18 and except that any of the foregoing with respect to a Competitive Bid Note shall only require the consent of the holder of such Note), (ii) change the standard of "greater than 50%" specified in the definition of Required Banks or in Section 7.2.1 without the consent of all Banks, (iii) increase the amount or extend the term of the Commitment of any Bank without the consent of that Bank, or (iv) change or amend this Section 8.2 without the consent of all Banks.

                      9. CONDITIONS PRECEDENT TO CLOSING.

     9.1 The closing shall be deemed to be held at the office of the Administrative Agent in Chicago, Illinois, and on the date of execution of this Agreement, the Company shall deliver to the Administrative Agent for the benefit of the Banks:

                  (i) an executed copy of this Agreement,

                  (ii) a certificate signed by any Authorized Officer stating that as of such closing date no Event of Default or Potential Default shall exist and that the representations and warranties contained in
         Article 4 are true and correct on such closing date,

                  (iii) copies of the Certificate of Incorporation of the Company, together with all amendments, certified by the Secretary or Assistant Secretary of the Company, and a certificate of good standing, certified on or within ten days prior to the date hereof by the Secretary of State of Delaware,

                  (iv) copies, certified by the Secretary or Assistant Secretary of the Company, of its By-Laws and its Board of Directors' Resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank), authorizing the execution, delivery and performance of the Loan Documents,

                  (v) an incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents and to sign any other documents, reports and notices in connection with this Agreement and to make borrowings hereunder (on which the Banks shall be entitled to rely until informed of any change in writing by the Company),

                  (vi) a written opinion of the Company's counsel, McGrath North Mullin & Kratz, PC LLO addressed to the Banks in the form of Exhibit D,

                  (vii) Syndicated Notes payable to the order of each of the Banks,

                  (viii) satisfactory evidence that those fees due on the date the Company executes this Agreement have been paid in full, and

                  (ix) satisfactory evidence that the Prior Agreement shall have been terminated and cancelled and any and all accrued and unpaid principal, interest, fees and expenses due and payable under the terms of the Prior Agreement or any other agreement, document or instrument executed in connection therewith have been paid in full.

     9.2 The Banks shall not be required to make Loans under this Agreement unless on each Loan Closing Date (i) no Event of Default or Potential Default shall exist, (ii) the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4.1, 4.5, 4.8, 4.9, 4.10 and 4.11 shall be true and correct in all material respects as of such Loan Closing Date, and (iii) all legal matters incident to such borrowings shall be satisfactory to the Administrative Agent and its counsel. On each Loan Closing Date with respect to a Bid Absolute Rate Loan, the Company shall deliver to the Administrative Agent, for the account of the relevant Bank, a duly executed and completed Bid Note if requested.

     9.3 On the date of (i) each  extension  pursuant to Section  2.18 hereof or
(ii) the date of each increase in Commitments pursuant to Section 2.23 hereof, the Company shall deliver to the Administrative Agent for the benefit of the Banks a certificate, signed by any Authorized Officer, stating that as of such date no Event of Default or Potential Default exists and, in the case of each extension pursuant to Section 2.18, that the representations and warranties contained in Section 4 are true and correct in all material respects on such date as if made on such date, except that the financial statements referred to in Section 4.4 shall be deemed to be the audited consolidated financial statements of the Company and its Subsidiaries most recently delivered to the Banks.

                            10. GENERAL PROVISIONS.

     10.1. Benefit of Agreement. Each Bank will accept its Notes as evidence of Loans made in the ordinary course of its commercial banking business. The terms and provisions of this Agreement and the Notes shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except (a) the Company may not, except as set forth in Section 6.2, assign its rights or obligations hereunder or under the Notes without the prior consent of all Banks and (b) a Bank may not assign its rights or obligations hereunder or under the Notes or sell or grant any interest or participation herein, in the Commitments or any Loan except as follows:

          10.1.1. Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit L or in such other form as may be agreed to by the parties thereto and approved by the Administrative Agent. The consent of the Company shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank, an Affiliate thereof or an Approved Fund; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Company shall not be required. The consent of the Administrative Agent shall be required prior to any assignment becoming effective; provided that no consent of the Administrative Agent shall be required for an assignment from a Bank to an Affiliate, or an Approved Fund, of such Bank. Any required consent shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $5,000,000 unless otherwise agreed by the Company and the Administrative Agent or (ii) the remaining amount of the assigning Bank's Commitment (calculated as at the date of such assignment).

          10.1.2. [Intentionally Omitted].

          10.1.3. Effect of Assignments. Upon the effectiveness of any assignment pursuant to Section 10.1.1 hereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned, shall have the rights and obligations of a Bank under this Agreement, and the assigning Bank shall, to the extent of the interest assigned, be released from its obligations under this Agreement.

          10.1.4. Participations.

                    (a) Any Bank may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that
                         (A) such Bank's obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to
                         Section 8.2 that affects such Participant. Subject to paragraph (b) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 10.1.1. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12 as though it were a Bank.

                    (b) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Non-U.S. Bank if it were a Bank shall not be entitled to the benefits of Section 2.12 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.12.3 as though it were a Bank.

          10.1.5. General Restrictions. Notwithstanding the foregoing, (i) all assignments and participations permitted hereunder shall be effected pursuant to forms of assignment agreements or participation agreements as may be approved by the Administrative Agent in its reasonable discretion;
     (ii) any such assignment pursuant to this Section will become effective five Business Days after the Administrative Agent's receipt of a written notice of such assignment from the assigning Bank and the assignee Bank and a processing and recordation fee of $3,500 from the assigning Bank; (iii) no Bank shall effect any assignment or participation that may require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans or Commitments of that Bank or other Obligations owed to that Bank under blue sky law of any state; and
     (iv) no Bank shall, as between Company and that Bank, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of the Loans or participations therein, or Commitments of that Bank or other obligations owed to such Bank.

          10.1.6. Federal Reserve Bank. Notwithstanding anything herein to the contrary, any Bank may at any time without the consent of the Company or the Administrative Agent and without restrictions as to amount or otherwise, pledge and assign as collateral all or any portion of its rights under this Agreement, any Note or any Loan to a Federal Reserve Bank, provided that no such pledge or assignment shall release the transferor Bank from its obligations hereunder.

     10.2. Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     10.3. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.4. Taxes. Any taxes (excluding income taxes) payable or ruled payable by Federal or State authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

     10.5. Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with and governed by the laws of the State of New York.

     10.6. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.7. Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Company and the Banks and supersede all prior agreements and understandings between the Company and the Banks relating to the subject matter hereof.

     10.8. Several Obligations. The respective obligations of the Banks hereunder are several and not joint, and no Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder.

     10.9. Expenses. The Company shall reimburse the Administrative Agent and the Banks for any and all reasonable costs and out-of-pocket expenses and internal charges paid or incurred by the Administrative Agent or the Banks in connection with the collection and enforcement (including reasonable attorneys fees and reasonable time charges of attorneys who may or may not be employees of the Administrative Agent or the Banks) of the Loan Documents. The obligations of the Company under this Section 10.9 shall survive the termination of this Agreement.

     10.10. Numbers of Documents. All statements, notices and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the other Banks.

     10.11. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.12. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations and calculations hereunder shall be made on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

     10.13. Confidentiality. Each Bank agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure as required (i) to its Affiliates and to other Banks and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Bank or any assignee thereof or participant related thereto under Section 10.1, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Bank is a party, (vi) to such Bank's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the transactions evidenced hereby. The Company authorizes each Bank to disclose to any assignee or participant described in Section 10.1 or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by the confidentiality provisions of this Section 10.13.

     10.14. USA PATRIOT Act. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies the Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the Act.

                                11. THE AGENTS.

     11.1. Appointment and Powers. JPMCB is hereby appointed Administrative Agent hereunder, and each of the Banks irrevocably authorizes the Administrative Agent to act as the administrative agent of such Bank. BofA is hereby appointed Syndication Agent. JPMorgan and BAS are hereby appointed the Arrangers. The Administrative Agent agrees to act as such upon the express conditions set forth in this Section 11. Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

     11.2. Powers. The Administrative Agent shall have and may exercise such powers hereunder as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Syndication Agent shall have any implied duties to the Banks, or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Administrative Agent.

     11.3. General Immunity. None of the Administrative Agent, the Syndication Agent, the Arrangers, nor any of their respective directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

     11.4. No Responsibility for Loans, Recitals, Etc. None of the Administrative Agent, the Syndication Agent, or the Arrangers shall be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or any Loans hereunder or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

     11.5. Right to Indemnity. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks Pro Rata in accordance with the Commitments against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except in connection with its gross negligence or willful misconduct.

     11.6. Action on Instructions of Banks. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (other than in connection with amendments requiring consent of all Banks or an affected Bank under Section 8.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes.

     11.7. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks (except as to money or securities received by it or its authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

     11.8. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely in good faith upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent.

     11.9. May Treat Payee as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment of transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     11.10. Administrative Agent's Reimbursement. Each Bank agrees to reimburse the Administrative Agent in the amount of such Bank's Pro Rata share of the Commitments for any expenses not reimbursed by the Company for which the Administrative Agent is entitled to reimbursement by the Company under the Loan Documents and for any other expenses incurred by the Administrative Agent on behalf of the Banks in connection with the enforcement of the Loan Documents if such other expenses are not reimbursed by the Company.

     11.11. Rights as a Bank. With respect to its Commitment, Loans made by it and Notes issued to it, each of the Administrative Agent and the Syndication Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent or the Syndication Agent, as the case may be, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each such party in its individual capacity. The Administrative Agent and the Syndication Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company as if it were not the Administrative Agent or Syndication Agent.

     11.12.   Bank  Credit  Decision.   Each  Bank  acknowledges  that  it  has,
independently and without reliance upon the Administrative Agent, the Syndication Agent, or the Arrangers or any other Bank and based on the financial statements referred to in Section 4.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, or the Arrangers or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     11.13. Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Company shall have the right to appoint a successor Administrative Agent reasonably satisfactory to the Required Banks. If no such successor Administrative Agent shall have been so appointed by the Company and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent reasonably satisfactory to the Company, which shall be a bank which has an office in the United States of America with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     11.14. Syndication Agent and Co-Documentation Agents. None of the Banks identified in this Agreement as Syndication Agent or a Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of such Banks shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgements with respect to the applicable Banks in their capacity as Syndication Agent and Co-Documentation Agent as it makes with respect to the Administrative Agent in this Agreement.

                                  12. SETOFF.

     If the Company becomes insolvent, however evidenced, or any Event of Default occurs, the Company agrees to recognize, honor and comply with each Bank's right of setoff under any applicable law and each Bank with a Loan agrees that any assets available to such Bank for setoff shall be shared with all the Banks with an outstanding Loan so that each such Bank receives for offset a share of such assets equal to the proportion that such Bank's Loans bear to the sum of all the then outstanding Loans.

                                  13. NOTICES.

     13.1. Giving Notice. Any notice (except Borrowing Notices and Rate Selection Notices) required or permitted to be given under this Agreement may be, and shall be deemed, given when deposited in the United States mail, postage prepaid, or by overnight delivery service, telegraph, telecopy or telex when delivered to the appropriate office for transmission, charges, prepaid, addressed to the addresses indicated in each Bank's Administrative Questionnaire, other than for each of the Company and the Administrative Agent, whose notice information appears on its signature page to this Agreement. The Company and the Banks may each change the address for service of notice upon it by a notice in writing to the others.

                               14. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Administrative Agent and the Company on one counterpart and each Bank shall have signed a counterpart and notified the Administrative Agent by telex, telecopy or telephone that it has taken such action.

               The remainder of this page is intentionally blank.

         IN WITNESS WHEREOF, the Company, the Banks, the Syndication Agent, and the Administrative Agent have executed this Agreement as of the date first above written.


                                        CONAGRA FOODS, INC.,
                                         as the Company


                                        By:  /s/ Scott E. Messel
                                        Name: Scott E. Messel
                                        Title: Senior Vice President, Treasurer
                                               and Assistant Corporate Secretary

                                        Address:
                                        One ConAgra Drive
                                        Omaha, Nebraska 68102

                                        Attention: Scott E. Messel
                                        Telephone No.: (402) 595-4063
                                        Facsimile No.:  (405) 595-4438

                                         JPMORGAN CHASE BANK, N.A.,
                                         as Administrative Agent and as a Bank


                                         By:  /s/ Stephanie Parker
                                         Name: Stephanie Parker
                                         Title:   Vice President

                                         Address:
                                         270 Park Avenue
                                         New York, New York 10017

                                         Attention: Pamela Lambiase
                                         Telephone No.: (212) 270-4105
                                         Facsimile No.: (212) 270-0998

                                          BANK OF AMERICA, N.A.,
                                          as Syndication Agent and as a Bank


                                          By:  /s/ David Catherall
                                          Name:  David Catherall
                                          Title: Vice President

                                          Address:   231 South LaSalle Street
                                                     Chicago, Illinois 60604
                                          Attention: David Catherall
                                          Telephone No.: 312-828-7169
                                          Facsimile No.: 415-503-5026

                                           CITIBANK, N.A.,
                                           as Co-Documentation Agent and as a
                                           Bank


                                           By:  /s/ Andrew Kreeger
                                           Name: Andrew Kreeger
                                           Title:   Vice President

                                           Address: 388 Greenwich Street
                                                    23rd Floor
                                                    New York, NY 10013

                                           Attention:
                                           Telephone No.: 212-816-5551
                                           Facsimile No.: 646-662-1064

                                            BNP PARIBAS,
                                            as Co-Documentation Agent and as a
                                            Bank


                                            By:  /s/ Tom Ambrose
                                            Name: Tom Ambrose
                                            Title:   Director

                                            By:  /s/ Gaye Plunkett
                                            Name: Gaye Plunkett
                                            Title:   Vice President

                                            Address:
                                            209 South LaSalle Street, Suite 500
                                            Chicago, IL 60604

                                             Attention: Tom Ambrose
                                             Telephone No.: 312-977-2221
                                             Facsimile No.: 312-977-1380

                                              MERRILL LYNCH BANK USA,
                                              as Co-Documentation Agent and as
                                              a Bank


                                               By:  /s/ Louis Alder
                                               Name: Louis Alder
                                               Title:   Director

                                               Address: 15 West South Temple
                                                        Suite 300
                                                        Salt Lake City, UT 84101

                                               Attention: David Millett
                                               Telephone No.: (801) 526-8312
                                               Facsimile No.: (801) 933-8641

                                                ABN AMRO BANK N.V.,
                                                as a Bank


                                                By:  /s/ Terrence Ward
                                                Name: Terrence Ward
                                                Title:   Managing Director


                                                By:  /s/ Pradeep Bhatia
                                                Name: Pradeep Bhatia
                                                Title:   Vice President


                                                Address:540 W Madison Suite 2711
                                                Chicago, Ill, 60661


                                                Attention: Luciana Passos
                                                Telephone No.: 312 904 2267
                                                Facsimile No.: 312 992 1727

                                             THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                             CHICAGO BRANCH, as a Bank


                                             By:  /s/ Tsuguyuki Umene
                                             Name: Tsuguyuki Umene
                                             Title:   Deputy General Manager

                                             Address: 227 West Monroe Street
                                                      Suite 2300
                                                      Chicago, Illinois 60606

                                             Attention: Wayne Yamanaka
                                             Telephone No.: (312) 696-4664
                                             Facsimile No.: (312) 696-4535

                                              COBANK, ACB,
                                              as a Bank


                                              By:  /s/ S. Richard Dill
                                              Name: S. Richard Dill
                                              Title:   Vice President

                                              Address: 5500 South Quebec Street
                                                     Greenwood Village, CO 80111


                                              Attention:
                                              Telephone No.: 303-740-4197
                                              Facsimile No.: 303-796-1462

                                            COOPERATIEVE CENTRALE
                                            RAIFFEISEN-BOERENLEENBANK B.A.,
                                            "Rabobank International", New
                                            York Branch, as a Bank


                                            By:  /s/ Robert K. Hughes
                                            Name: Robert K. Hughes
                                            Title:   Vice President

                                            Address: 13355 Noel Road, Suite 1000
                                                     Dallas, TX 75240-6645


                                            Attention: Robert K. Hughes
                                            Telephone No.: 972-419-5276
                                            Facsimile No.: 972-419-6315



                                                 By:  /s/ Rebecca Morrow
                                                 Name: Rebecca Morrow
                                                 Title:   Executive Director

                                                 Address: 245 Park Avenue
                                                          New York, NY 10167


                                                 Attention: Legal Department
                                                 Telephone No.: 212-916-3773
                                                 Facsimile No.: 212-916-7880

                                                 THE ROYAL BANK OF SCOTLAND plc,
                                                 as a Bank


                                                 By:  /s/ Michaela V. Galluzo
                                                 Name: Michaela V. Galluzo
                                                 Title:   Vice President

                                                 Address:
                                                 101 Park Avenue, 6th Floor
                                                 New York, NY 10178

                                                 Attention: Mica Galluzzo
                                                 Telephone No.: 212-401-3549
                                                 Facsimile No.: 212-401-3456

                                                 BARCLAYS BANK PLC,
                                                 as a Bank


                                                 By:  /s/ Nicholas Bell
                                                 Name: Nicholas Bell
                                                 Title:   Director

                                                 Address: 200 Park Avenue
                                                          4th Floor
                                                          New York
                                                          NY 10128
                                                 Attention: Nicholas Bell
                                                 Telephone No.: 212-412-4029
                                                 Facsimile No.: 212-412-7600

                                              LEHMAN BROTHERS COMMERCIAL BANK,
                                              as a Bank


                                              By:  /s/ George Janes
                                              Name: George Janes
                                              Title:   Chief Credit Officer

                                              Address:
                                              Lehmans Brothers Commercial Bank
                                              C/O Nancy Wong
                                              745 7th Avenue, 16th Floor
                                              New York, NY 10019

                                              Attention: Nancy Wong
                                              Telephone No.: (212) 526-0568
                                              Facsimile No.: (646) 758-5000

                                               MORGAN STANLEY BANK,
                                               as a Bank


                                               By:  /s/ Daniel Twenge
                                               Name: Daniel Twenge
                                               Title:   Vice President

                                               Address:
                                               1585 Broadway, 2nd Floor
                                               New York, NY 10036

                                               Attention: Daniel Twenge
                                               Telephone No.: (212) 761-2225
                                               Facsimile No.: (212) 761-3932

                                               SUNTRUST BANK,
                                               as a Bank


                                               By:  /s/ Mike Lapresi
                                               Name: Mike Lapresi
                                               Title:   Managing Director

                                               Address: 303 Peachtree Street, NE
                                                        MC GA-Atlanta-1922
                                                        3rd Floor
                                                        Atlanta, GA 30308

                                               Attention: Mike Lapresi
                                               Telephone No.: 404-588-8768
                                               Facsimile No.: 404-575-2693

                                               U.S. BANK NATIONAL ASSOCIATION,
                                               as a Bank


                                               By:  /s/ Karen Nelsen
                                               Name: Karen Nelsen
                                               Title:   Vice President

                                               Address: 1700 Farnam Street
                                                        OM-NE-T2CB
                                                        Omaha, NE 68102

                                               Attention: Karen Nelsen
                                               Telephone No.: 402-348-6581
                                               Facsimile No.: 402-348-6841

                                               WELLS FARGO BANK, NATIONAL
                                               ASSOCIATION, as a Bank


                                               By:  /s/ Zach Johnson
                                               Name: Zach Johnson
                                               Title:  Senior Vice President

                                               Address:
                                                 1445 Ross Ave. 23rd Floor
                                                 Suite 2300
                                                 Dallas, Texas 75202

                                               Attention: Zach Johnson
                                               Telephone No.: (214) 661-1225
                                               Facsimile No.: (214) 969-0371

                                               WACHOVIA BANK, NATIONAL
                                               ASSOCIATION, as a Bank


                                               By:  /s/ Thomas M. Harper
                                               Name: Thomas M. Harper
                                               Title:   Managing Director

                                               Address: One South Broad St
                                                        PA 4843
                                                        Philadelphia, PA 19107

                                               Attention: Tom Harper
                                               Telephone No.: (267) 321-6616
                                               Facsimile No.: (267) 321-6700

                                               UBS LOAN FINANCE LLC,
                                               as a Bank


                                               By:  /s/  Joselin Fernandes
                                               Name: Joselin Fernandes
                                               Title:   Associate Director

                                               By:  /s/ Irja R. Otsa
                                               Name: Irja R. Otsa
                                               Title:   Associate Director

                                               Address: 677 Washington Blvd.
                                                        Stamford, CT 06901


                                               Attention: Safraz Hassan
                                               Telephone No.: 203 719 3143
                                               Facsimile No.: 203 719 3888

                                                BANCA INTESA,
                                                as a Bank


                                                By:  /s/ Frank Maffei
                                                Name: Frank Maffei
                                                Title:   Vice President

                                                By:  /s/ Anthony F. Giobbi
                                                Name: Anthony F. Giobbi
                                                Title: First Vice President

                                                Address: One William Street
                                                         New York, NY 10004


                                                Attention: John J. Michalisin
                                                Telephone No.: 212 607 3918
                                                Facsimile No.: 212 809 9780

                                                BANCA NAZIONALE DEL LAVORO
                                                S.p.A., NEW YORK BRANCH,
                                                as a Bank


                                                By:  /s/  Filippo Cattaneo
                                                Name: Filippo Cattaneo
                                                Title:   Relationship Manager

                                                By:  /s/ Francesco Di Mario
                                                Name: Francesco Di Mario
                                                Title:   Senior Manager

                                                Address: 51 West 52nd Street
                                                         36th Floor
                                                         New York NY 10019

                                                Attention:Mr. Francesco Di Mario
                                                Telephone No.: (212) 314-0239
                                                Facsimile No.: (212) 765-2978

                                                 THE BANK OF NOVA SCOTIA,
                                                 as a Bank


                                                 By:  /s/ N. Bell
                                                 Name: N. Bell
                                                 Title:   Sr. Manager

                                                 Address:600 Peachtree St., NE
                                                         Suite 2700
                                                         Atlanta, GA 30308



                                                 Attention: George Wong
                                                 Telephone No.: 404-877-1556
                                                 Facsimile No.: 404-888-8998

                                           BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
                                           as a Bank


                                           By:  /s/ Giampaolo Consigliere
                                           Name: Giampaolo Consigliere
                                           Title:   Vice President

                                           By:  /s/ Maria Vizan
                                           Name: Maria Vizan
                                           Title: Assistant Vice President

                                           Address:

                                           Attention:
                                           Telephone No.:
                                           Facsimile No.:

                                                 MIZUHO CORPORATE BANK, LTD.,
                                                 as a Bank


                                                 By:  /s/ Robert Gallagher
                                                 Name: Robert Gallagher
                                                 Title:   Senior Vice President

                                                 Address:
                                                 1251 Avenue of the Americas
                                                 New York, New York 10020

                                                 Attention: Robert Haviken
                                                 Telephone No.: (212) 282-4954
                                                 Facsimile No.: (212) 282-4488

                                                 SOCIETE GENERALE,
                                                 as a Bank


                                                 By:  /s/ Kimberly A. Metzger
                                                 Name: Kimberly A. Metzger
                                                 Title:   Vice President

                                                 Address:181 West Madison Street
                                                         Suite 3400
                                                         Chicago, IL 60602

                                                 Attention: Kimberly A. Metzger
                                                 Telephone No.: 312-578-5123
                                                 Facsimile No.: 312-578-5099

                                            STATE STREET BANK AND TRUST COMPANY,
                                            as a Bank


                                            By:  /s/ Mary Carey
                                            Name: M. Carey
                                            Title:   Vice President

                                            Address: 225 Franklin St.
                                                     Boston, MA

                                                 TORONTO DOMINION (TEXAS) LLC
                                                 as a Bank


                                                 By:  /s/ Jackie Barrett
                                                 Name: Jackie Barrett
                                                 Title:   Authorized Signatory

                                                 Address:
                                                 Toronto Dominion (Texas) LLC
                                                 C/O TD Securities Inc.
                                                 77 King St W
                                                 RTT18
                                                 Toronto, ON M5K1AZ

                                                 Attention: Hugh Roy Enniss
                                                 Telephone No.: 416-307-0497
                                                 Facsimile No. 416-983-1708